Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated April 7, 1999 (except for Note 7, as to which the date is October 21, 1998), relating to the consolidated financial statements of U.S. Laboratories Inc. and subsidiaries, included in the
Prospectus. We also consent to the reference to our Firm under the caption "Experts" in the aforementioned Registration Statement.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 1, 2000



                                       13